UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 4, 2015

Puget Technologies, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-179212	01-0959140
(Commission File Number)	(IRS Employer Identification No.)

8310 South Valley Highway, Suite 300

Englewood, CO 80112

(Address of principal executive offices and zip code)

303-524-1110

 (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2— FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition of Assets

On January 30, 2014, Puget Technologies, Inc (the "Company") finalized an Asset Purchase Agreement with Travel Time Technologies Inc and Leisure Logic Systems Inc. (TT) (a Colorado corporation) to acquire all of their assets which are shown on the Exhibit hereto. The assets are primarily computer software and hardware and travel websites and related travel contracts and agreements. There was no prior relationship between the Company and TT.

As consideration, TT will be paid $100,000 in cash in three payments and 2,000,000 shares of the Company's common stock.

The Asset Purchase Agreement is shown as an exhibit to this filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1

Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Puget Technologies Inc.

/s/ Thomas M Jaspers

Thomas M Jaspers

CFO

Date:  February 4, 2015